EXHIBIT 10.1

TRANSITION AGREEMENT

IT IS HEREBY AGREED by and between Tanger Properties Limited Partnership (the “Company”) and Thomas Edward McDonough (the “Employee”), for the good and sufficient consideration set forth below, as follows, effective as of June 4, 2019 (the “Effective Date”):

1.
Effective as of December 31, 2019 (the “Scheduled Transition Date”), Employee hereby resigns his employment with the Company and from all positions with the Company and its affiliates (including, without limitation, Tanger Factory Outlet Centers, Inc.). Except as specifically modified hereby, Employee’s rights and obligations under his Employment Agreement with the Company dated as of August 23, 2010 (the “Employment Agreement”) shall continue to apply in accordance with the terms thereof. Employee acknowledges and agrees that he shall not have the right to resign for “Good Reason” (as defined in the Employment Agreement) at any time following the date hereof and that in no event shall he received the payments and benefits specified in Section 7.1(a) thereof.

2.
From the date hereof through the Scheduled Transition Date, Employee shall remain employed by the Company in such role as determined by the Company and shall devote such time to providing services to the Company as reasonably requested by the Company in connection with the transition of his position. For its part, the Company acknowledges and agrees that it will only request Employee to fulfill roles and responsibilities consistent with Employee’s historical duties with the Company. The Company shall continue to pay Employee his Annual Base Salary (as defined in the Employment Agreement) at the rate of $401,880 per annum through the Scheduled Transition Date and Employee shall remain eligible to participate in the Company’s employee benefit plans and programs in which he is participating as of the date hereof to the extent permitted by applicable plan terms. In addition, the Company shall pay Employee an Annual Bonus for 2019 of $400,000, payable in 2020 at the time annual bonuses are paid to senior executives generally.

3.
Notwithstanding paragraph 2, the Company may terminate Employee’s employment prior to the Scheduled Transition Date only for “Cause” (as defined in the Employment Agreement and amended herein), in which case Employee shall only be entitled to receive the payments and benefits specified in Section 7.1(c) of the Employment Agreement. The Company acknowledges and agrees that the definition of “Cause” (as defined in the Employment Agreement) shall be amended to redact and eliminate definition (iii) therein at all times following the date hereof and the Company’s option to terminate Employee for “Cause” hereafter shall be limited to events identified in definitions (i) and/or (ii).

4.
Provided that Employee does not resign from the Company prior to the Scheduled Transition Date and his employment is not terminated by the Company for Cause (as defined in the Employment Agreement and amended herein) prior to the Scheduled Transition Date, in addition to the payments and benefits specified in Section 7.1(c) of the Employment Agreement and subject to Employee executing the Supplemental Release pursuant paragraph 8 below and not revoking the Supplemental Release, (i) the Company shall continue to pay Employee the Annual Base Salary (rate of $401,880) through December 31, 2020 (or, if Employee does not have a full-time paid position on December 31, 2020, until the earlier of June 30, 2021 or when Employee accepts a full-time paid position), paid in accordance with the Company’s payroll practices, and (ii) to the extent that Employee elects and remains eligible for “COBRA” health continuation coverage, the Company shall pay the premiums therefor through June 30, 2021 on the same basis it pays such premiums for active executives (and Employee shall be responsible for the remaining portion of such premiums). Employee hereby agrees to inform the Company promptly in writing following his acceptance of any paid full-time position.

5.
Employee’s equity awards shall be treated as specified in the applicable equity incentive plan and grant agreement; provided that, if Employee is not terminated for Cause and does not resign prior to the Scheduled Transition Date, such awards shall be treated as if Employee’s employment had been terminated without “cause” on the Scheduled Transition Date. Employee’s currently-outstanding equity awards are listed on Exhibit A hereof.

6.
Employee acknowledges and agrees that his noncompetition and other obligations under Section 6 of the Employment Agreement shall continue in effect in accordance with their terms, provided that the restrictions specified in Section 6.1 of the Employment Agreement shall remain in effect through December 31, 2020. Employee further acknowledges and agrees that he shall have no further rights under the Employment Agreement on and after the Scheduled Transition Date.

7.
Employee agrees that, from the date hereof through December 31, 2020, Employee shall not, directly or indirectly, (a) solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity, (b) solicit, aid or induce any customer of the Company to purchase products or services then sold by the Company from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer, or (c) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company and any of its customers, vendors, joint venturers or licensors.

8.	Employee agrees to execute the Release of Claims attached hereto as Exhibit B (the “Supplemental Release”) on the Scheduled Transition Date and return it to the Company on such date.

9.
Employee understands that the payments or benefits paid or granted to him pursuant to paragraphs 4 and 5 hereof represent consideration for signing this Transition Agreement and are not salary, payments or benefits to which he was already entitled. Employee understands and agrees that he will not receive the payments and benefits specified in paragraphs 4 and 5 hereof unless he executes and returns this Transition Agreement and, as applicable, the Supplemental Release, and does not revoke this Transition Agreement and the Supplemental Release within the time periods permitted herein and therein.

10.
Except as specifically provided herein, Employee knowingly and voluntarily (for himself, his family, and his heirs, executors, administrators and assigns) releases and forever discharges the Company and its subsidiaries and affiliates and all present and former directors, managers, officers, agents, representatives, employees, successors and assigns of the Company and its subsidiaries and affiliates (collectively, the “Company Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Transition Agreement becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Company Released Parties which Employee or any of his heirs, family members, executors, administrators or assigns, may have, which arise out of or are connected with his employment with, or his separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963, as amended; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); except that he does not waive or release (a) claims for vested benefits under the Company’s retirement plans, (b) any rights or claims he may have arising under this Transition Agreement, or (c) any rights to indemnification under the Company’s governing documents or applicable law.

11.	Employee represents that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by this Transition Agreement.

12.
In signing this Transition Agreement, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. He expressly consents that this Transition Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims, if any, as well as those relating to any other Claims hereinabove mentioned or implied. Employee acknowledges and agrees that this waiver is an essential and material term of this Transition Agreement and that without such waiver the Company would not have agreed to the terms hereof. Employee further agrees that in the event he should bring a Claim seeking damages against the Company, or in the event he should seek to recover against the Company in any Claim brought by a governmental agency on his behalf, this Transition Agreement shall serve as a complete defense to such Claims to the fullest extent permitted by applicable law. Employee further agrees that he is not aware of any pending charge or complaint of the type described in paragraph 10 as of the execution of this Transition Agreement.

13.
Employee agrees that neither this Transition Agreement, nor the furnishing of the consideration for this Transition Agreement, shall be deemed or construed at any time to be an admission by the Company or any Released Party of any improper or unlawful conduct.

14.
Employee agrees that he will forfeit all amounts payable by the Company pursuant to this Transition Agreement and all rights under paragraphs 4 and 5 hereof if he challenges the validity of this Transition Agreement, and that the Company’s obligations under paragraphs 4 and 5 shall no longer apply in such event.

15.	Employee hereby agrees that he shall not disparage, denigrate or otherwise make any statement that could impair the reputation, goodwill or interests of any of the Company Released Parties;

provided that nothing herein shall be deemed to prohibit Employee from (i) providing any required truthful testimony in any legal proceeding, or (ii) providing truthful information to any governmental agency. The Company agrees to use reasonable efforts to cause its officers and members of its Board not to make, or cause any other person to make, any statement that disparages, denigrates or impairs the reputation of Employee. The Company agrees that it shall characterize Employee’s cessation of service with the Company as a retirement in its public statements.

16.
Employee agrees to fully cooperate with the Company in administrative, regulatory, or judicial proceeding or any dispute with a third party. He understands and agrees that his cooperation may include, but not be limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into his possession all at times and on schedules that are reasonably consistent with his other permitted activities and commitments. Employee understands that in the event the Company asks for his cooperation in accordance with this provision for any investigation or proceeding that is not related to misconduct of Employee, the Company shall reimburse, or cause to be reimbursed, in accordance with Company policy, the reasonable expenses Employee incurs in connection therewith.

17.
Notwithstanding anything in this Transition Agreement to the contrary, this Transition Agreement shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company of this Transition Agreement after the date hereof.

18.	Amounts payable hereunder are subject to all tax and other legally-required withholdings.

19.
The intent of the parties is that payments and benefits under this Agreement satisfy, to the maximum extent available, one or more exemptions from status as a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable guidance thereunder (“Section 409A”) or, to the extent such an exemption is not available, to comply with Section 409A. Accordingly, all provisions of this Agreement shall be interpreted and administered in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Neither the Employee nor the Company shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any matter which would not be in compliance with Section 409A. If the Employee is deemed on the date of separation from service with the Company to be a “specified employee”, within the meaning of that term under Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then with regard to any payment or benefit that is required to be delayed in compliance with Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (a) the expiration of the six-month period measured from the date of the Employee’s separation from service or (b) the date of the Employee’s death. On the first day of the seventh month following the date of the Employee’s separation from service or, if earlier, on the date of the Employee’s death, all payments delayed pursuant to this Section 19 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. With regard to any provision herein that provides for reimbursement of expenses or in-kind benefits subject to Section

409A, except as permitted by Code Section 409A, (x) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (y) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (y) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect. All reimbursements shall be reimbursed in accordance with the Company’s reimbursement policies but in no event later than the calendar year following the calendar year in which the related expense is incurred. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code. The Company and the Employee shall cooperate to modify this Agreement as necessary to comply with the requirements of Section 409A of the Code.

20.
This Transition Agreement (including the agreements incorporated by reference herein) represents the entire understanding and agreement between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings between them concerning the subject matter hereof, and any subsequent written agreements shall be construed to change, amend, alter, repeal or invalidate this Transition Agreement, only to the extent that this Transition Agreement is specifically identified in and made subject to such other written agreements and is executed by both parties hereto; provided that the Employment Agreement (as modified hereby) other than Section 7.1(a) thereof shall continue in effect as modified hereby.

21.
This Transition Agreement is being made and executed in and is intended to be performed in the State of North Carolina, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of North Carolina without any reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

22.
Whenever possible, each provision of this Transition Agreement shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this Transition Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Transition Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS TRANSITION AGREEMENT, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE

AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.	I HAVE SIGNED THIS TRANSITION AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT;

6.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS TRANSITION AGREEMENT SUBSTANTIALLY IN ITS FINAL FORM ON JUNE 4, 2019;

7.
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS TRANSITION AGREEMENT TO REVOKE IT AND THAT THIS TRANSITION AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; AND

8.
I AGREE THAT THE PROVISIONS OF THIS TRANSITION AGREEMENT MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:	June 4, 2019	/s/ Thomas Edward McDonough
Thomas Edward McDonough

DATE:	June 4, 2019	/s/ Steven B. Tanger
For Tanger Properties Limited Partnership

Exhibit A

Outstanding Equity Awards

Time-Based Restricted Share Awards:

Grant Date	Awards Granted	Vested	Unvested
2/10/2015	50,000	40,000	10,000
2/9/2016	41,860	31,395	10,465
2/14/2017	37,285	24,857	12,428
2/16/2018	58,577	19,526	39,051
2/18/2019	41,232	—	41,232

Total	228,954	115,778	113,176

Performance-Based Share Awards:

Grant Date	Commencement Date	Performance Period End Date	Max Performance Awards That May Be Earned
2/14/2017	2/14/2017	2/13/2020	56,700
2/16/2018	2/16/2018	2/15/2021	76,897
2/18/2019	2/18/2019	2/17/2022	111,161

Total			244,758

Exhibit B
Release of Claims

1.
This Release of Claims (“Release”) is entered into by Thomas Edward McDonough (“Employee”). Employee and between Tanger Properties Limited Partnership (the “Company”) have previously entered into a Transition Agreement dated as of June 4, 2019 (the “Transition Agreement”). In consideration of the promises made herein and the consideration due Employee under paragraphs 4 and 5 of the Transition Agreement, this Release is entered into by Employee on Scheduled Transition Date (as defined in the Transition Agreement). Capitalized terms not specifically defined herein have the meanings specified in the Transition Agreement.

2.
In consideration for the benefits under paragraphs 4 and 5 of the Transition Agreement, except as specifically provided herein, Employee knowingly and voluntarily (for himself, his family, and his heirs, executors, administrators and assigns) releases and forever discharges the Company and its subsidiaries and affiliates and all present and former directors, managers, officers, agents, representatives, employees, successors and assigns of the Company and its subsidiaries and affiliates (collectively, the “Company Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Transition Agreement becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Company Released Parties which Employee or any of his heirs, family members, executors, administrators or assigns, may have, which arise out of or are connected with his employment with, or his separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963, as amended; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); except that he does not waive or release (a) claims for vested benefits under the Company’s retirement plan, (b) any rights or claims he may have arising under the Transition Agreement, or (c) any rights with respect to his owned equity in the Company (which shall remain subject to the terms of the applicable governing documents).

3.
Employee and the Company agree that this Release does not waive or release any rights or claims that he may have under the Age Discrimination in Employment Act of 1967 which arise after the date he executes this Release.

4.
In signing this Release, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. He expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims, if any, as well as those relating to any other Claims hereinabove mentioned or implied. Employee acknowledges and agrees that this waiver is an essential and material term of this Release and that without such waiver the Company would not have agreed to the terms of the Transition Agreement. Employee further agrees that in the event he should bring a Claim seeking damages against the Company, or in the event he should seek to recover against the Company in any Claim brought by a governmental agency on his behalf, this Release shall serve as a complete defense to such Claims to the fullest extent permitted by applicable law. Employee further agrees that he is not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this Release.

5.
Employee agrees that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the Company or any Released Party of any improper or unlawful conduct.

6.
Employee agrees that he will forfeit all amounts payable by the Company pursuant to paragraphs 4 and 5 of the Transition Agreement if he challenges the validity of this Release, and that the Company’s obligations under paragraphs 4 and 5 of the Transition Agreement shall no longer apply in such event.

7.
Employee hereby agrees that he shall not disparage, denigrate or otherwise make any statement that could impair the reputation, goodwill or interests of any of the Company Released Parties, provided that nothing herein shall be deemed to prohibit Employee from (i) providing any required truthful testimony in any legal proceeding, or (ii) providing truthful information to any governmental agency.

8.
Employee agrees to fully cooperate with the Company in any administrative, regulatory, or judicial proceeding or any dispute with a third party. He understands and agrees that his cooperation may include, but not be limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into his possession all at times and on schedules that are reasonably consistent with his other permitted activities and commitments. Employee understands that in the event the Company asks for his cooperation in accordance with this provision for any investigation or proceeding that is not related to misconduct of Employee, the Company shall reimburse, or cause to be reimbursed, in accordance with Company policy, the reasonable expenses Employee incurs in connection therewith.

9.
This Release (along with the Transition Agreement) represents the entire understanding and agreement between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings between them concerning the subject matter hereof, and any subsequent written agreements shall be construed to change, amend, alter, repeal or invalidate this Release or this Transition Agreement, only to the extent that this Release and/or Transition Agreement is specifically identified in and made subject to such other written agreements and is executed by both parties hereto.

10.
This Release is being made and executed in and is intended to be performed in the State of North Carolina, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of North Carolina without any reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

11.
Whenever possible, each provision of this Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.	I HAVE SIGNED THIS RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT;

6.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON JUNE 4, 2019;

7.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; AND

8.	I AGREE THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY ME.

DATE:
Thomas Edward McDonough